Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Announces
Pricing of Follow-on Equity Offering

VERNAL, UT, September 30, 2016 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, announced today the pricing of its underwritten registered offering of 5,000,000 shares of common stock at a price to the public of $1.00 per share. The Company has granted the underwriters a 30-day option to purchase, at the offering price, up to an additional 750,000 shares of common stock. The offering is expected close on or about October 5, 2016, subject to satisfaction of customary closing conditions.

Roth Capital Partners is acting as sole book-running manager and Wunderlich is acting as co-lead manager of the offering.

A registration statement on Form S-1 relating to shares of common stock for the Company has been declared effective on September 29, 2016. This offering is being made only by means of a prospectus that forms part of the effective registration statement. A copy of the final prospectus for the offering will be filed with the Securities and Exchange Commission (“SEC”). It will be available on the SEC’s website at www.sec.gov and may also be obtained from:

Roth Capital Partners, LLC	-OR-	Wunderlich Securities, Inc.
888 San Clemente Drive, Suite 400		6000 Poplar Avenue, Suite 150
Newport Beach, CA 92660		Memphis, TN 38119
Phone (800) 678-9147		Phone (800) 726-0557

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Superior Drilling Products, Inc.
Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, sells and rents drilling tools. SDP drilling technologies include the patented Drill-N-Ream® well bore conditioning tool and the patent-pending StriderTM Drill String Oscillation System. The Strider technology is applied in SDP’s Coiled Tubing Strider and Big D Strider tools. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oilfield services company. SDP operates a state-of-the-art drill tool fabrication facility, manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while operating an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies, oilfield services companies and rental tool companies.

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Superior Drilling Products, Inc. Announces Pricing of Follow-on Equity Offering
September 30, 2016

Additional information about the Company can be found at its website: www.sdpi.com.

Cautionary Statement Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company’s website or the SEC's website at www.sec.gov.

For more information, contact investor relations:

Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

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